EXHIBIT 99.1

CERTIFICATION

In connection with the Annual Report (the "Report") on Form 11-K for the Mid-America Energy Resources Employee Retirement Plan (the "Plan"), by signing below, each of the undersigned officers of Indianapolis Power & Light Company hereby certifies pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his or her knowledge, (i) this Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

Signed this 29th day of June, 2005.

/s/ Ann Murtlow
Ann Murtlow, President, Chief Executive Officer,
and Director (Principal Executive Officer)

/s/ Hamsa Shadaksharappa
Hamsa Shadaksharappa
Senior Vice President - Financial Services, Chief Financial Officer,
Secretary and Director

A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.